EXHIBIT 99.1

OASIS ONLINE TECHNOLOGIES CORP ANNOUNCES APPOINTMENT OF
INDEPENDENT DIRECTOR JEAN RICE

Mesa, Arizona (Business wire) December 12, 2008

Oasis Online Technologies Corp announced today that Jean Rice has been appointed as an independent member of the Board of Directors. Ms. Rice's appointment was effective as of December 9, 2008 and is a step in the Company's transition to a more diverse and experienced Board of Directors.

Erik Cooper, CEO of Oasis, commented "We are extremely pleased that Ms. Rice has accepted our offer to serve on the Board of Directors. She brings expert knowledge in operations and specific knowledge in the healthcare management field. Since the goal of one of our planned subsidiaries will be to develop and market products to the medical community, Jean's knowledge and contacts will be invaluable to us as we continue to execute on our plan. Also, in keeping with our policy of our directors having invested in the Company, Ms. Rice has participated in our current subscription offering."

"I agreed to join the Board of Directors of Oasis because I believe that the projects and goals of the Company are very exciting," stated Jean Rice, "I am further fascinated by the prospects that Oasis' smart chip technology can be adapted for use within the Medical community"

"One of Ms. Rice's first tasks will be to lead the search for a qualified person to head our Medical-chip subsidiary to conceptualize how to utilize our smart card technology for the Medical community,' stated Erik Cooper.

ABOUT OASIS:

Oasis Online Technologies Corp. is focused on the acquisition and development of core technologies and products that are easily adapted to multiple market segments which require secure mobile storage of information and data that is convenient, portable, and can be used online or offline. The Company's planned feature-rich products will be designed and marketed to protect against or prevent fraud and identity theft while making transactions easier and faster. The company is currently researching technologies which apply to credit card transactions, online shopping, smart-chip enabled card applications, and ACH and EFT transactions.

ABOUT JEAN RICE:

Ms. Rice is President and a principal of Action Healthcare Management Services, Inc., which serves self-funded employer group health plans, third party administrators and Taft-Hartley Trusts, major insurance companies, hospitals and school districts throughout the United States. Action Healthcare, located in Phoenix Arizona, combines over thirty years in healthcare experience ranging from Acute Clinical Care to Credentialing, Utilization, Case Management and Network Management in Group Health and Workers' Compensations settings. Ms. Rice has directed Health Services Delivery and

Utilization Management in HMOs, Preferred Provider Organizations (PPO), Medicaid, and in Self-Funded and Indemnity Insurance environments. She is a recognized public speaker on healthcare issues. In addition to her role at AHM, she is the Co-Founder and Past Executive Director of the Case Management Society of America, Central Arizona Chapter. She is also active in many local and national professional organizations and serves as a volunteer for various community service programs. Ms. Rice is listed in "Who's Who of American Women" as well as in "Who's Who of Managed Healthcare Executives." She received her Nursing Degree from San Joaquin Delta College and her Bachelor's Degree in Business Administration from the University of Phoenix.

Forward Looking Statements Disclaimer:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Oasis Online Technologies' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to Oasis Online Technologies, Inc. management as of the date hereof, and actual results may vary based upon future events, both within and without Oasis management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.